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                                                                   EXHIBIT 12.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)

                                                                         FIRST QUARTER
                                                                       2001          2000
         Earnings from continuing operations before provision
              for income taxes                                         $ 55          $102
         Add:
              Interest expense                                           36            33
              Appropriate portion of rental expense(1)                    7             5
              Amortization of capitalized interest                        4             4
                                                                       ----          ----
         Earnings as adjusted                                          $102          $144
                                                                       ====          ====

         Fixed charges:
              Interest expense                                         $ 36          $ 33
              Appropriate portion of rental expense(1)                    7             5
              Capitalized interest                                        1             2
                                                                       ----          ----
         Total fixed charges                                           $ 44          $ 40
                                                                       ====          ====
         Ratio of earnings to fixed charges                             2.3x          3.6x
                                                                       ====          ====

--------------------------

(1) For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


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